UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO CURRENT REPORT

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014 (March 26, 2014)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1400, West Palm Beach, Florida 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 410-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 27, 2014, Intrexon Corporation (“Intrexon”) filed a Current Report on Form 8-K to disclose Intrexon’s entry (i) into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with Intrexon Energy Partners, LLC (“IEP”), a joint venture between Intrexon and certain investors (the “Investors”), including an affiliate (the “Affiliate Investor”) of Randal J. Kirk, the Chairman and Chief Executive Officer of Intrexon, (ii) into an Amended and Restated Limited Liability Agreement with IEP and the Investors and (iii) into common stock purchase agreements with the Investors.

Intrexon is filing this Current Report on 8-K/A to file under Item 9.01 the ECC, the Amended and Restated Limited Liability Agreement of IEP and the Common Stock Purchase Agreement between Intrexon and the Affiliate Investor. Except for the filing of the exhibits under Item 9.01, the Current Report on Form 8-K filed on March 27, 2014 is not being amended or updated in any manner.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Exclusive Channel Collaboration Agreement, dated as of March 26, 2014, by and between Intrexon Corporation and Intrexon Energy Partners, LLC.

10.2*	Amended and Restated Limited Liability Company Agreement of Intrexon Energy Partners, LLC, dated as of March 26, 2014, by and among Intrexon Corporation and the parties thereto.

99.1	Common Stock Purchase Agreement, dated as of March 26, 2014, by and between Intrexon Corporation and NRM VII Holdings I, LLC.

99.2**	Press release dated March 27, 2014.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and this exhibit has been submitted separately to the Securities and Exchange Commission.
**	Previously filed.

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